UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2011

Continental Resources Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26 - 1657084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101, Apache Junction, Arizona 85120
(Address of principal executive offices) (Zip Code)

 (480) 288-6530
(Registrant’s telephone number, including area code)

American Energy Fields, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2011, American Energy Fields, Inc. (the “Company”) changed its name to “Continental Resources Group, Inc.” from “American Energy Fields, Inc.”  The name change was effected pursuant to Section 253 of the Delaware General Corporation Law by merging a newly-formed, wholly-owned subsidiary of the Company with and into the Company, with the Company as the surviving corporation in the merger. A copy of the Certificate of Ownership and Merger reflecting this merger and the name change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The merger had the effect of amending the Company’s Amended and Restated Certificate of Incorporation to reflect the change in corporate name. Accordingly, Article FIRST of such document was amended to read in its entirety as follows:

“FIRST: The name of this Corporation is Continental Resources Group, Inc.”

The Company’s bylaws were also amended to reflect the name change. A copy of the amended bylaws is attached hereto as Exhibit 3.2.

The Company has notified FINRA of the name change and expects its common stock to begin trading under a new symbol on the OTC Bulletin Board and OTCMarkets once FINRA has processed the name change.  Until such date, its common stock shall trade under the symbol “AEFI”.  Stock certificates for outstanding shares of the Company are not affected by the name change. They continue to be valid and need not be exchanged.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Ownership and Merger, as filed with the Delaware Secretary of State
3.2	Bylaws of Continental Resources Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES GROUP, INC.

Dated: June 30, 2011	By:	/s/ Joshua Bleak
Joshua Bleak Chief Executive Officer